UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

Black Diamond Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39200	81-4254660
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Main Street, 10th Floor
Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-252-0848

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BDTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 19, 2021, Black Diamond Therapeutics, Inc. (the “Company”) issued a press release to announce initial data from the Phase 1 dose-escalation portion of its MasterKey-01 clinical trial of BDTX-189. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On May 19, 2021, the Company announced initial pharmacokinetics, safety and preliminary efficacy data from its Phase 1, first-in-human, open-label dose escalation study of BDTX-189 in patients with advanced solid tumors harboring any one of more than 48 oncogenic alterations in the epidermal growth factor receptor (“EGFR”) and human epidermal growth factor receptor 2 (“HER2”) oncogenes.

As of the data cut-off date of April 2, 2021, 55 patients from the once-daily (“QD”) regimen were dosed across the dosing range, 25-400 mg QD fasting (n = 12), 800 mg QD fasting (n = 21), 800 mg QD non-fasting (n = 9), 1000 mg QD fasting (n = 7), and 1200 mg QD fasting (n = 6).

Pharmacokinetics

The pharmacokinetic data for the BDTX-189 QD regimen demonstrated dose-dependent increases in exposure up to 800 mg QD, achieving the predicted efficacious exposure at 800 mg QD. BDTX-189 was rapidly absorbed, with a short elimination half-life of 1.3-4.4 hours, consistent with pre-clinical predictions. No apparent accumulation or change in exposure at steady state was observed.

Safety

BDTX-189 demonstrated a favorable tolerability profile, with no dose-limiting toxicities at doses of ≤800 mg QD fasting and non-fasting in the dose-escalation cohorts. 800 mg non-fasting was selected as the preliminary recommended Phase 2 dose for the QD regimen.

Efficacy

In a heavily pre-treated patient population, including patients who had received prior EGFR/HER2 tyrosine kinase inhibitors, evidence of anti-cancer activity was observed. Among all cancer type/genomic alteration pairs, two had ≥ three RECIST-evaluable patients dosed at ≥800 mg QD: non-small cell lung cancer (“NSCLC”) harboring either EGFR Exon 20 mutations (n = 3) or HER2 Exon 20 mutations (n = 3). In the separate group of patients with solid tumors harboring HER2-amplification, six patients dosed at ≥800 mg QD were RECIST-evaluable.

•	Three patients with NSCLC EGFR Exon 20 dosed at ≥800 mg QD (all at 800 mg QD) were evaluable by RECIST at the time of data cut-off, all of whom had received prior EGFR/HER2-targeted therapy. One confirmed partial response was observed in a patient who had previously responded and then progressed on poziotinib (at the data cut-off, 53% tumor regression observed and treatment with BDTX-189 ongoing 13+ weeks). One patient with stable disease and one patient with progressive disease were observed.
•	Three patients with NSCLC HER2 Exon 20 dosed at ≥800 mg QD (all at 800 mg QD) were evaluable by RECIST at the time of data cut-off, two of whom had received prior EGFR/HER2-targeted therapy. All three patients demonstrated stable disease.
•	Six patients with HER2-amplification across a range of tumor types dosed at ≥800 mg QD were evaluable by RECIST at the time of data cut-off, two-thirds of whom had received prior EGFR-/HER2-targeted therapy. One confirmed partial response (cancer of unknown primary; at data cut-off, 90.3% tumor reduction and treatment with BDTX-189 ongoing >24 weeks), one unconfirmed partial response (NSCLC), two patients with stable disease (ovarian and pancreatic), and two patients with progressive disease were observed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by Black Diamond Therapeutics, Inc., dated May 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2021	BLACK DIAMOND THERAPEUTICS, INC.

	By:	/s/ Thomas Leggett
		Name:	Thomas Leggett
		Title:	Chief Financial Officer and Principal Financial Officer